Exhibit 99.1

vRad Contact:	NightHawk Contact:

Kristen Biance	Andrea Clegg
(813) 690-0467	(208) 292-2818
Kristen.biance@hillandknowlton.com	aclegg@nighthawkrad.net

VIRTUAL RADIOLOGIC AND NIGHTHAWK RADIOLOGY ANNOUNCE MERGER

Transaction Unites Leading Radiology Practices

to Offer Enhanced Subspecialist Capabilities and Service, With 325 Affiliated Radiologists Serving Nearly 2,700 Healthcare Facilities Across United States

Virtual Radiologic to Pay $6.50 Per Share in Cash, Delivering Significant Immediate Value to NightHawk Stockholders

Eden Prairie, Minn. and Scottsdale, Ariz., September 27, 2010 – Virtual Radiologic (vRad), a national radiology practice and leader in the development of radiologist workflow technology, and NightHawk Radiology (NASDAQ: NHWK), a leading provider of radiology solutions to radiology groups across the United States, today announced that they have entered into a definitive agreement under which vRad will acquire all of the outstanding common stock of NightHawk Radiology Holdings, Inc. for $6.50 per share in cash. The offer price represents a premium of 100% over NightHawk’s last closing stock price of $3.25 per share. The transaction is valued at approximately $170 million.

The combination of vRad and NightHawk will result in enhanced services to radiology groups and hospitals across the country, accelerating vRad’s stated commitment to optimize radiology’s critical role in the delivery of patient care. The combined entity will have 325 radiologists serving nearly 2,700 healthcare facilities across all 50 states and reading approximately 6 million studies annually. Additionally, more than 75 percent of the affiliated radiologists will be fellowship-trained subspecialists.

“Local radiology practices and hospitals are under intense pressure to deliver the highest quality care in the most efficient manner possible,” said vRad President and Chief Executive Officer Rob Kill. “The need for expanded access, improved quality, and reduced costs is clear. Both vRad and NightHawk have been delivering these benefits in partnership with local radiologists for many years. This combination – which brings together both companies’ talented team members and affiliated radiologists – will expand access to much-needed subspecialty expertise, helping to improve the quality of patient care across the United States. We look forward to working with NightHawk’s talented team to deliver the highest quality radiology service in the country.”

“We are pleased to deliver significant, immediate value to our stockholders through this transaction,” said NightHawk President and Chief Executive Officer David Engert. “The combination of our collective assets will enable us to better meet our clients’ rapidly expanding needs and will enhance our ability to partner with local radiologists to address the needs of local hospitals, physicians and the patients they serve. We look forward to working with Rob and the vRad team to ensure a seamless integration and to continuing to provide the quality and efficiency that our clients have come to expect.”

“We are very excited to bring together the strengths of our organizations,” said Eduard Michel, MD, neuroradiologist, Chief Medical Officer and vRad co-founder. “We each have implemented leading quality assurance programs that help ensure accuracy and provide a platform for clinical benchmarking. With our combined talents and experiences, we will be uniquely positioned to deliver new and innovative care delivery models to best serve our clients.”

Upon the completion of the transaction, Rob Kill will continue to serve as President and CEO of the combined organization. Dave Engert will remain as a Board Advisor following the close of the transaction. The remainder of the leadership team will be drawn from the management teams of both companies.

NightHawk’s Board of Directors unanimously approved the agreement and recommends that stockholders vote in favor of the transaction. The transaction is expected to be completed in the first quarter of 2011, subject to customary closing conditions, including the approval of NightHawk’s stockholders.

In conjunction with the merger agreement, a commitment for a senior secured credit facility was provided by GE Capital, Healthcare Financial Services. Morgan Stanley & Co., Incorporated is serving as financial advisor. Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel to NightHawk. Weil, Gotshal & Manges LLP is serving as legal counsel to vRad. KPMG LLP is providing transaction and tax advisory services to vRad.

Additional Information and Where to Find It

In connection with proposed transaction, NightHawk will file with the Securities and Exchange Commission (SEC) a preliminary proxy statement and mail a definitive proxy statement and other relevant documents regarding the proposed transaction to NightHawk’s stockholders. NIGHTHAWK’S STOCKHOLDERS ARE URGED TO READ, WHEN AVAILABLE, NIGHTHAWK’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH NIGHTHAWK’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NIGHTHAWK AND THE PROPOSED TRANSACTION. NightHawk’s stockholders may obtain a free copy of these documents, as well as other filings containing information about NightHawk, at the SEC’s website www.sec.gov. NightHawk’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents (when available) by directing a request to: 4900 N. Scottsdale Road, 6th Floor, Scottsdale, Arizona 85251, Attention: Investor Relations, or by telephone at (866) 400-4295 or through NightHawk’s website at www.nighthawkrad.net.

NightHawk and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NightHawk’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of NightHawk and their respective interests in NightHawk by security holdings or otherwise is set forth in its proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010. Investors may obtain additional information regarding the interests of the participants by reading the proxy statement and other relevant documents regarding the proposed transaction when they become available.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including general economic conditions, competitive conditions in the radiology industry, and regulatory risks.

Such risks also include failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approvals of NightHawk’s stockholders; the costs and expenses associated with the proposed transaction; contractual restrictions on the conduct of NightHawk’s business included in the merger agreement; the potential loss of key personnel, disruption of NightHawk’s business or any impact on NightHawk’s relationships with third parties as a result of the proposed transaction; any delay in consummating the proposed merger or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the proposed transaction.

Other factors that could cause NightHawk’s operating and financial results to differ are described in the company’s periodic reports filed with the SEC. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

About Virtual Radiologic

Virtual Radiologic Corporation (vRad) is a privately owned national radiology practice working in partnership with local radiologists and hospitals to optimize radiology’s pivotal role in patient care. vRad’s more than 140 radiologists serve 1,200+ facilities, reading 2.7 million studies annually. Delivering access to extensive subspecialty coverage, vRad contributes to improved quality of patient care. And with its next-generation technology, vRad enhances productivity, helping to lower the overall cost of care while expediting time to diagnosis and treatment. For more information, visit www.vrad.com.

About NightHawk

NightHawk Radiology (NASDAQ:NHWK) is leading the transformation of the practice of radiology by providing high-quality, cost-effective solutions in the U.S. NightHawk provides the most complete suite of solutions, designed to increase efficiencies and improve the quality of patient care and the lives of radiologists. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians are located in the United States, Australia, and Switzerland. They provide services 24 hours a day, 7 days a week, to nearly 1,500 sites. For more information, visit www.nighthawkrad.net.

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